Exhibit 99.1

Seritage Growth Properties Reports First Quarter 2021 Operating Results

New York, NY – April 29, 2021 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 179 retail and mixed-use properties totaling approximately 26.0 million square feet of gross leasable area (“GLA”), today reported financial and operating results for the three months ended March 31, 2021.

“This quarter marks the beginning of a new chapter at Seritage. After our asset-by-asset review, we’ve taken an important step towards this goal by restructuring our team to better align our human capital and processes. Now we have turned our attention to executing on our asset plans in a thoughtful manner that will preserve our flexible capital structure and maximize our value creation opportunities. We expect to share further detail on these plans once finalized.” said Andrea Olshan, Chief Executive Officer and President.

Financial Highlights:

For the three months ended March 31, 2021:

•	Net loss attributable to common shareholders of $8.9 million, or $0.23 per share
•	Total Net Operating Income (“Total NOI”) of $9.4 million
•	Funds from Operations (“FFO”) of ($18.7) million, or ($0.34) per share
•	As of March 31, 2021, the Company had cash on hand of $144.5 million, including $6.5 million of restricted cash
•	As of March 31, 2021, collected 97% of its billed rent and other recoverable expenses for the first quarter and agreed to defer an additional 2%

Business Highlights

•

Generated $63.2 million of gross proceeds through monetization activity year to date, including $46.9 million during the three months ended March 31, 2021 and $16.3 million subsequent to the end of the first quarter;

•	Had asset sales under contract for anticipated gross proceeds of $90.2 million, subject to buyer diligence and closing conditions;
•	Invested $26.8 million in our consolidated development and operating properties and an additional $9.9 million into our unconsolidated joint ventures; and
•	Signed 5 leases during the three months ended March 31, 2021 for 44,000 square feet at an average projected annual rent per square foot of $33.59.

Corporate

In February, the Company announced that it had appointed Andrea Olshan as Chief Executive Officer and President of the Company and to the Company’s Board of Trustees, which became effective on March 16, 2021. In April, following an initial asset-by-asset analysis led by Ms. Olshan, the Company announced that it would reorganize its operations. As part of this reorganization, the Company appointed Mary Rottler as Chief Operating Officer; Andrew Galvin as Chief Investment Officer; Eric Dinenberg as Executive Vice President of Development; and Edouard Cuilhé as Chief Accounting Officer. The Company also took additional steps to restructure and realign its personnel throughout the organization.

The Company plans to continue its portfolio analysis and finalize plans to optimize the value of its individual property assets through additional leasing to retail tenants, densification of sites, modifications and repurposing for other uses, large-scale redevelopments, partnerships and dispositions. Further details of these portfolio plans will be shared once finalized.

Financial Summary

The table below provides a summary of the Company’s financial results for the three months ended March 31, 2021:

(in thousands except per share amounts)	Three Months Ended
	March 31, 2021	December 31, 2020
Net loss attributable to Seritage common shareholders	$(8,945)	$(35,606)
Net loss per diluted share attributable to Seritage common shareholders	(0.23)	(0.92)

Total NOI	9,433	8,646

FFO	(18,745)	(16,156)
FFO per diluted share	(0.34)	(0.29)

Company FFO	(21,992)	(17,899)
Company FFO per diluted share	(0.39)	(0.32)

For the quarter ended March 31, 2021:

•

Net loss attributable to common shareholders included $24.2 million, or $0.61 per share, of gains on sale of real estate, $5.8 million, or $0.15 per share, of other income related to insurance proceeds from one property, and $3.4 million, or $0.08 per share, of lease termination income, including our share of joint venture lease termination income.

•

The increase in total NOI reflects lower charges for bad debt reserve in the first quarter of 2021 as compared to the fourth quarter of 2020 for both our consolidated properties and our joint venture investments.

•	The Company FFO included $5.8 million, or $0.15 per share, of other income related to insurance proceeds from one property.
•	The Company collected 97% of its billed rent and other recoverable expenses for the first quarter and agreed to defer an additional 2%.

As of March 31, 2021, the Company had cash on hand of $144.5 million, including $6.5 million of restricted cash. The Company expects to use these sources of liquidity, together with a combination of future sales of wholly-owned assets and interests in unconsolidated entities and/or potential debt and capital markets transactions, to fund its operations and select development activity. The availability of funding from sales of assets, partnerships and credit or capital markets transactions is subject to various conditions, including the consent of the Company’s lender under its $1.6 billion term loan facility (the “Term Loan Facility”), and there can be no assurance that such transactions will be consummated.

Transactions

During the three months ended March 31, 2021, the Company monetized four properties in secondary and tertiary markets, generating $46.9 million of gross proceeds which were sold at a blended in-place cap rate of 7.8%. Subsequent to March 31, 2021, the Company sold two properties for aggregate gross proceeds of $16.3 million.

As of April 29, 2021, the Company had assets under contract for sale representing anticipated gross proceeds of $90.2 million, subject to buyer diligence and closing conditions.

Development Activity

During the three months ended March 31, 2021, the Company continued work on redevelopment projects and ongoing capital improvements, including those it had restarted during 2020.

During the three months ended March 31, 2021 the Company invested $26.8 million in our consolidated development and operating properties and an additional $9.9 million into our unconsolidated joint ventures. During the first quarter of 2021, we opened stores representing 173,000 square feet and $2.8 million of annual base rent.

Leasing Results

During the three months ended March 31, 2021, the Company signed new leases totaling 44,000 square feet at an average base rent of $33.59 PSF. The Company’s leasing volume during the three months ended March 31, 2020 reflects taking a more selective approach during our asset-by-asset portfolio review.

The table below provides a summary of all signed leases as of March 31, 2021, including unconsolidated entities at the Company’s proportional share:

(in thousands except number of leases and PSF data)

	Number of	Leased	% of Total	Annual Base	% of
Tenant	Leases	GLA	Leased GLA	Rent ("ABR")	Total ABR	ABR PSF
In-place diversified leases	243	5,796	78.8%	$93,363	72.0%	$16.11
SNO diversified leases (1)	91	1,562	21.2%	36,277	28.0%	23.22
Total diversified leases	334	7,358	100.0%	$129,640	100.0%	$17.62

(1)SNO = signed not yet opened leases.

The table below provides a reconciliation of SNO leases from December 31, 2020 to March 31, 2021, including unconsolidated entities at the Company’s proportional share:

	Number of			Annual
	SNO Leases	GLA	ABR	Rent PSF
As of December 31, 2020	125	2,369	$54,539	$23.02
Opened	(5)	(173)	(2,841)	16.43
Sold / contributed to JVs / terminated	(34)	(678)	(16,895)	24.92
Signed	5	44	1,474	33.59
As of March 31, 2021	91	1,562	$36,277	$23.22

During the three months ended March 31, 2021, the majority of the $16.9 million of SNO leases that were sold, contributed to unconsolidated entities or terminated were comprised of leases opportunistically terminated, or expected to be terminated, at the Company’s option to either mitigate tenant exposure risk or retain the space to execute on our revised development plan.

COVID-19 Pandemic

Beginning in late 2019, a novel strain of Coronavirus (“COVID-19”) began to spread throughout the world, including the United States, ultimately being declared a pandemic by the World Health Organization. The pandemic has caused and continues cause significant impacts on the real estate industry in the United States, including the Company’s properties. While the Company intends to enforce its contractual rights under its leases, there can be no assurance that tenants will meet their future obligations or that additional rental modification agreements will not be necessary. As a result of the development, fluidity and uncertainty surrounding this situation, the Company expects that these conditions will change, potentially significantly, in future periods and results for the three months ended March 31, 2021 may not be indicative of the impact of the COVID-19 pandemic on the Company’s business for future periods.  As such, the Company cannot reasonably estimate the impact of COVID-19 on its financial condition, results of operations or cash flows over the foreseeable future.

Dividends

On February 23, 2021, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend was paid on April 15, 2021 to holders of record on March 31, 2021.

On April 27, 2021, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend will be payable on July 15, 2021 to holders of record on June 30, 2021.

The Company’s Board of Trustees does not expect to declare dividends on its common shares in 2021 unless required to do so to maintain REIT status.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, FFO and Company FFO which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

None of NOI, Total NOI, FFO or Company FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. Reconciliations of these measures to the respective GAAP measures the Company deems most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”) and Total NOI

NOI is defined as income from property operations less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly the Company’s depiction of NOI may not be comparable to other REITs. The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties. This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.

The Company also considers NOI and Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Funds from Operations ("FFO") and Company FFO

FFO is calculated in accordance with NAREIT which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets. The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.

The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and noncomparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, amortization of deferred financing costs and certain up-front-hiring costs, that it does not believe are representative of ongoing operating results.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: declines in retail, real estate and general economic conditions; the impact of the COVID-19 pandemic on the business of the Company’s tenants and business, income, cash flow, results of operations, financial condition, liquidity, prospects, ability to service the Company’s debt obligations and ability to pay dividends and other distributions to shareholders, the Company’s historical exposure to Sears Holdings and the effects of its previously announced bankruptcy filing; the litigation filed against us and other defendants in the Sears Holdings adversarial proceeding pending in bankruptcy court; risks relating to redevelopment activities; contingencies to the commencement of rent under leases; the terms of the Company’s indebtedness; restrictions with which the Company is required to comply in order to maintain REIT status and other legal requirements to which the Company is subject; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; the Company’s ability to access or obtain sufficient sources of financing to fund the Company’s liquidity needs; the Company’s relatively limited history as an operating company; and environmental, health, safety and land use laws and regulations. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2020. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed REIT with 154 wholly-owned properties and 25 unconsolidated properties totaling approximately 26.0 million square feet of space across 41 states and Puerto Rico. The Company was formed to unlock the underlying real estate value of a high-quality retail portfolio it acquired from Sears Holdings in July 2015.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

Seritage Growth Properties

CONDENSED Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Investment in real estate
Land	$571,334	$592,770
Buildings and improvements	1,100,525	1,107,532
Accumulated depreciation	(146,884)	(142,206)
	1,524,975	1,558,096
Construction in progress	345,648	352,776
Net investment in real estate	1,870,623	1,910,872
Real estate held for sale	24,441	1,864
Investment in unconsolidated entities	459,576	457,033
Cash and cash equivalents	137,940	143,728
Restricted cash	6,526	6,526
Tenant and other receivables, net	33,964	46,570
Lease intangible assets, net	17,702	18,595
Prepaid expenses, deferred expenses and other assets, net	61,604	63,755
Total assets	$2,612,376	$2,648,943

LIABILITIES AND EQUITY
Liabilities
Term Loan Facility, net	$1,599,015	$1,598,909
Sales-leaseback financing obligations	20,582	20,425
Accounts payable, accrued expenses and other liabilities	121,379	146,882
Total liabilities	1,740,976	1,766,216

Commitments and contingencies (Note 9)

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 40,587,226 and 38,896,428 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	406	389
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020; liquidation preference of $70,000	28	28
Additional paid-in capital	1,200,874	1,177,260
Accumulated deficit	(537,582)	(528,637)
Total shareholders' equity	663,726	649,040
Non-controlling interests	207,674	233,687
Total equity	871,400	882,727
Total liabilities and equity	$2,612,376	$2,648,943

Seritage Growth Properties

CONDENSED Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
REVENUE
Rental income	$31,146	$33,110
Management and other fee income	135	207
Total revenue	31,281	33,317
EXPENSES
Property operating	10,643	10,301
Real estate taxes	10,155	9,225
Depreciation and amortization	13,142	34,097
General and administrative	11,232	9,420
Total expenses	45,172	63,043

Gain on sale of real estate, net	24,208	20,788
Impairment of real estate assets	(1,700)	—
Equity in loss of unconsolidated entities	(1,162)	(894)
Interest and other income	7,624	333
Interest expense	(26,150)	(21,513)
Loss before taxes	(11,071)	(31,012)
Benefit for taxes	138	37
Net loss	(10,933)	(30,975)
Net loss attributable to non-controlling interests	3,213	10,311
Net loss attributable to Seritage	$(7,720)	$(20,664)
Preferred dividends	(1,225)	(1,225)
Net loss attributable to Seritage common shareholders	$(8,945)	$(21,889)

Net loss per share attributable to Seritage Class A and Class C common shareholders - Basic	$(0.23)	$(0.59)
Net loss per share attributable to Seritage Class A and Class C common shareholders - Diluted	$(0.23)	$(0.59)
Weighted average Class A and Class C common shares outstanding - Basic	39,477	37,232
Weighted average Class A and Class C common shares outstanding - Diluted	39,477	37,232

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
NOI and Total NOI	2021	2020	2020
Net loss	$(10,933)	$(49,692)	$(30,975)
Termination fee income	(2,611)	(1,314)	(990)
Management and other fee income	(135)	(174)	(207)
Depreciation and amortization	13,142	14,551	34,097
General and administrative expenses	11,232	(418)	9,420
Equity in loss of unconsolidated entities	1,162	2,161	894
Gain on sale of real estate	(24,208)	(28,596)	(20,788)
Impairment of real estate assets	1,700	47,701	—
Interest and other income	(7,624)	(934)	(333)
Interest expense	26,150	24,916	21,513
Benefit for income taxes	(138)	37	(37)
Straight-line rent	210	1,362	2,701
Above/below market rental income/expense	(39)	(116)	(97)
NOI	$7,908	$7,726	$15,198
Unconsolidated entities
NOI of unconsolidated entities	2,437	1,825	1,302
Straight-line rent	(137)	(274)	(171)
Above/below market rental income/expense	(33)	(97)	(482)
Termination fee income	(742)	(534)	—
Total NOI	$9,433	$8,646	$15,847

Reconciliation of Net Loss to FFO and Company FFO (in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
FFO and Company FFO	2021	2020	2020
Net loss	$(10,933)	$(49,692)	$(30,975)
Real estate depreciation and amortization (consolidated properties)	12,756	14,017	33,587
Real estate depreciation and amortization (unconsolidated entities)	3,165	3,397	1,844
Gain on sale of unconsolidated entities	—	(1,758)	—
Gain on sale of real estate	(24,208)	(28,596)	(20,788)
Impairment of real estate assets	1,700	47,701	—
Dividends on preferred shares	(1,225)	(1,225)	(1,225)
FFO attributable to common shareholders and unitholders	$(18,745)	$(16,156)	$(17,557)
Termination fee income	(2,611)	(1,314)	(990)
Termination fee income (unconsolidated entities)	(742)	(534)	—
Amortization of deferred financing costs	106	105	106
Company FFO attributable to common shareholders and unitholders	$(21,992)	$(17,899)	$(18,441)

FFO per diluted common share and unit	$(0.34)	$(0.29)	$(0.31)
Company FFO per diluted common share and unit	$(0.39)	$(0.32)	$(0.33)

Weighted Average Common Shares and Units Outstanding
Weighted average common shares outstanding	39,477	38,675	37,232
Weighted average OP units outstanding	16,432	17,255	18,578
Weighted average common shares and units outstanding	55,909	55,930	55,810